As filed with the Securities and Exchange Commission on May 7, 2012

Registration No. 033-39553

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STANLEY BLACK & DECKER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	1000 Stanley Drive New Britain, Connecticut 06053	06-0548860
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

THE STANLEY WORKS

1990 STOCK OPTION PLAN

(Full Title of the Plan)

Bruce H. Beatt, Esquire

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

(860) 225-5111

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Stanley Black & Decker, Inc., a Connecticut corporation (formerly The Stanley Works, and herein referenced as the “Registrant”), is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (this “Post-Effective Amendment No. 1”) to deregister certain securities originally registered by the Registrant pursuant its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 22, 1991, Registration No. 033-39553 (the “1991 Form S-8”), with respect to shares of the Registrant’s common stock, par value $2.50 per share (the “Common Stock”), for offer or sale pursuant to The Stanley Works 1990 Stock Option Plan (the “1990 Plan”). A total of 2,675,000 shares of Common Stock were initially registered for issuance under the 1991 Form S-8.

No future awards will be made under the 1990 Plan. Accordingly, pursuant to the undertaking contained in the 1991 Form S-8 to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment No. 1 to deregister any of the 2,675,000 shares of Common Stock previously registered that have not been issued under the 1990 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut, on this 7th day of May, 2012.

STANLEY BLACK & DECKER, INC.

By:	/s/ Bruce H. Beatt
Name:	Bruce H. Beatt
Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 7th day of May, 2012.

Signature	Title

* John F. Lundgren	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Donald Allan, Jr. Donald Allan, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jocelyn S. Belisle Jocelyn S. Belisle	Chief Accounting Officer

* Nolan D. Archibald	Chairman and Director

* John G. Breen	Director

* George W. Buckley	Director

* Patrick D. Campbell	Director

* Carlos M. Cardoso	Director

* Virgis W. Colbert	Director

* Robert B. Coutts	Director

* Benjamin H. Griswold, IV	Director

* Eileen S. Kraus	Director

* Anthony Luiso	Director

* Marianne M. Parrs	Director

* Robert L. Ryan	Director

* By:	/s/ Bruce H. Beatt
(Attorney-in-Fact)

Exhibit Index

24*	Powers of Attorney

*	Filed herewith